Exhibit 10.41

CONSENT TO SUBLEASE

This Consent to Sublease (this “Agreement”) is executed as of December 1, 2021, between SCOTTSDALE FINANCIAL CENTER OWNER LLC, a Delaware limited liability company (“Landlord”), SIGNING DAY SPORTS, LLC, an Arizona limited liability company (“Tenant”), and EXACT PAYMENTS OPCO LLC, a Delaware limited liability company (“Subtenant”).

RECITALS:

Tenant and Landlord entered into the Lease Agreement dated as of January 25, 2021 (the “Lease”), under which Landlord is leasing to Tenant Suite 101, consisting of 4,025 rentable square feet of space, in the office building located at 7272 East Indian School Road, Scottsdale, Arizona 85251 and commonly known as 7272 Old Town (the “Building”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Tenant desires to sublet the entire Premises described in Exhibit A hereto (the “Premises”) to Subtenant, and Subtenant desires to assume all of Tenant’s obligations under the Lease, subject to the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Subject to the terms and conditions contained in this Agreement, Landlord hereby consents to the subletting by Tenant of the Premises to Subtenant pursuant to the Sublease Agreement between Tenant and Subtenant, the exact form of which is attached hereto as Exhibit B (the “Sublease”). Landlord’s consent contained herein shall not waive its rights as to any subsequent assignment, sublease or other transfer and shall not be construed as a consent to any modifications of the terms of the Lease contained in the Sublease (if any) unless such modifications are expressly set forth in this Agreement. Subtenant shall not further sublease the Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Premises or the Sublease to any person or entity without the prior written consent of Landlord.

2. Assumption of Liabilities. Tenant and Subtenant shall be jointly and severally liable to Landlord for all of the obligations of the “Tenant” under the Lease, including, without limitation, Tenant’s indemnification obligations, and Landlord may enforce the same directly against Subtenant; however, as to obligations for the payment of Basic Rent and Additional Rent only under the Lease, Subtenant shall be liable to Landlord only for the amount of rent (including any pass-through expenses) agreed to be paid by Subtenant under the terms of the Sublease. It is specifically understood that Tenant shall remain fully liable for the obligation to pay Landlord for any special services provided to Subtenant in the course of Subtenant’s use and occupancy of the Subleased Premises, whether or not specifically provided for in the Lease (including, without limitation, after-hours heating and air conditioning of the Subleased Premises), and Tenant hereby covenants and agrees that Landlord may honor Subtenant’s request for any such special services without the specific consent of Tenant. Tenant and Subtenant acknowledge that (a) Landlord may provide such services at the direct request of Subtenant (including billing Subtenant for such services), (b) Landlord may establish records identifying Subtenant as if Subtenant was a tenant of Landlord, (c) such actions are merely for the convenience of Landlord, Tenant, and Subtenant, and (d) the parties shall maintain their respective capacities as Landlord, Tenant, and Subtenant, unless an express intent to the contrary is expressed in a written agreement executed by all the affected parties.

3. No Obligations Created. Each of the parties to this Agreement agrees and acknowledges that Landlord shall have no obligation or liability under the terms of the Sublease. Without limiting the generality of the foregoing, Landlord shall have no liability under (and shall not be bound by) any modifications, deletions or waivers of any provision of the Lease which Landlord has not agreed to specifically in writing. Additionally, Landlord shall have no obligation to give notice of any default under the Lease except to Tenant (and only to the extent required under the Lease) and shall have no obligation to deal with any party other than Tenant with respect to the Lease or the Premises. Nothing in this Agreement or otherwise shall create privity of estate between Landlord and Subtenant,and Subtenant irrevocably waives any claims based on, or alleged to have arisen from, such an estate. Subtenant hereby releases, acquits and forever discharges Landlord and its agents, employees, officers, directors, partners, shareholders, members and affiliates from any and all claims, liabilities and obligations arising out of or in any way related to the Sublease which Subtenant or any party claiming by, through or under Subtenant now has or may ever have in the future against Landlord or any of such other parties. Subtenant acknowledges that Landlord would not have entered this Agreement without such release.

4. Indemnification. To the fullest extent allowed by law and in addition to any indemnification provisions in the Lease, Subtenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, liability, attorneys’ fees, expenses and claims arising out of any injury to person or damage to property on or about the Premises caused by any act or omission of Subtenant, its agents, servants, contractors, employees or invitees.

5. Attornment by Subtenant. Subtenant’s sublease of the Premises is subject and subordinate to the Lease and to the matters to which the Lease is or shall be subordinate, and Subtenant agrees that in the event of termination, re-entry or dispossession by Landlord under the Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under the Sublease, and Subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under the Sublease, (b) be subject to any counterclaim, offset or defense that Subtenant might have against Tenant, (c) be bound by any previous modification of the Sublease or by any rent or additional rent or advance rent which Subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (d) be bound by any security or advance rental deposit made by Subtenant which is not delivered or paid over to Landlord and with respect to which Subtenant shall look solely to Tenant for refund or reimbursement, or (e) be obligated to perform any work in the Premises or to prepare it for occupancy, and in connection with such attornment, Subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Subtenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 5. The provisions of this Section 5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

6. Condition of Subleased Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Subleased Premises and Subtenant accepts the Subleased Premises in their “AS-IS” condition as of the date hereof.

7. Subordination. Tenant hereby subordinates to the interest of Landlord any statutory lien, contractual lien, security interest or other rights which Tenant may claim with respect to any property of Subtenant.

8. Conditions Precedent. Subtenant’s delivery to Landlord of the following items no later than 5:00 p.m. Dallas, Texas time on the 10th day following the date hereof shall be conditions precedent to Landlord’s consent as provided in Section 1:

8.1 $1,000.00 from Tenant, representing Landlord’s administrative fee payable in connection with this Agreement;

8.2 an estoppel certificate signed by Tenant in the form of Exhibit D;

8.3 certificate(s) of insurance from Subtenant satisfying all the requirements of the Lease; provided, however, the required additional umbrella coverage may be in an amount not less than $3,000,000 rather than the amount stated in the Lease; and

8.4 a photocopy of the original executed Sublease.

9. Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its successors, partners, shareholders or members) to either Tenant or Subtenant (or any person or entity claiming by, through or under Tenant or Subtenant) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to such party’s actual direct, but not consequential, damages therefor and shall be recoverable only from the amount which is equal to the lesser of (a) the interest of Landlord in the Building, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord). Further, Landlord (and its successors, partners, shareholders or members) shall not be personally liable for any deficiency, and in no event shall any liability hereunder extend to any sales or insurance proceeds received by Landlord (or its successors, partners, shareholders or members) in connection with the the Building or the Premises. The provisions of this Section shall survive any expiration or termination of this Lease.

10. Brokerage. Neither Tenant nor Subtenant has dealt with any broker or agent in connection with the negotiation or execution of this Agreement. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Sublease or this Agreement. Tenant and Subtenant shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Sublease or this Agreement.

11. Notices. All notices and other communications given pursuant to the Lease and this Agreement shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed in the Lease or Sublease, as applicable, (b) hand-delivered to the intended addressee, (c) sent by a nationally recognized overnight courier service, or (d) sent by electronic mail transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery (which, in the case of delivery by electronic mail transmission, shall be deemed to occur at the time actually sent, so long as the confirmatory letter referenced above is also sent by overnight courier service) to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. Without limiting the provisions of Section 3 hereof, the addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

12. Amendments; No Electronic Records. Neither this Agreement nor the Sublease may be amended or modified except by an instrument in writing signed by all the parties hereto. Landlord, Tenant and Subtenant hereby agree not to conduct the transactions or communications contemplated by this Agreement by electronic means, except by electronic mail transmission as specifically set forth in Section 11 or electronic signatures as specifically set forth in Section 19; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 11 and other electronic signatures as specifically set forth in Section 19.

13. UBTI. Landlord, Tenant and Subtenant agree that all rental charges payable by Subtenant to Tenant shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any rental charge shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Subtenant and Tenant agree (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rental charges as “rents from real property,” and (b) to permit an assignment of the Sublease; provided, however, that any adjustments required pursuant to this Section 13 shall be made so as to produce the equivalent rental charge (in economic terms) payable prior to such adjustment.

14. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO, AND ALL PARTIES CLAIMING BY, THROUGH OR UNDER THE PARTIES HERETO (INCLUDING THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS), AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THE LEASE, THE SUBLEASE, THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

15. Ratification. Tenant and Subtenant hereby ratify and confirm their respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto. Additionally, Tenant and Subtenant further confirm and ratify that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Tenant or Subtenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

16. Prohibited Persons and Transactions. Tenant and Subtenant each covenants, represents and warrants, as of the date of this Agreement and at all times during their applicable terms, that neither it nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not assign or otherwise transfer the Lease to (and any such transfer shall be void), contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

17. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Agreement shall be binding upon Landlord, Tenant, and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the state in which the Subleased Premises are located.

18. Entire Agreement. This Agreement and the Sublease contain all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter thereof.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Agreement, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

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EXECUTED as of the date first written above.

LANDLORD:	SCOTTSDALE FINANCIAL CENTER OWNER LLC, a Delaware limited liability company

	By:	/s/ Dirk Degenaars
	Name:	Dirk Degenaars
	Title:	Authorized Signatory

TENANT:	SIGNING DAY SPORTS, LLC, an Arizona limited liability company

	By:	/s/ john dorsey
	Name:	john dorsey
	Title:	CEO

SUBTENANT:	EXACT PAYMENTS OPCO, LLC, a Delaware limited liability company

	By:	/s/ Michael Marks
	Name:	Michael Marks
	Title:	VP of Finance

EXHIBIT A

DEPICTION OF SUBLEASED PREMISES

A-1

EXHIBIT B

SUBLEASE

THIS SUBLEASE is made and entered into as of November 10 , 2021, by and between SIGNING DAY SPORTS, LLC, an Arizona limited liability company ("Sublandlord"), and EXACT PAYMENTS OPCO, LLC, a Delaware limited liability company ("Subtenant").

BACKGROUND

Pursuant to a certain Lease Agreement between SCOTTSDALE FINANCIAL CENTER OWNER LLC, a Delaware limited liability company ("Prime Landlord"), and Sublandlord dated January 25, 2021 (the "Prime Lease"), Sublandlord leases approximately 4,025 rentable square feet (collectively, the "Premises") consisting of the entirety of Suite No. 101 located at 7272 East Indian School Road, Scottsdale, Arizona 85251 (the "Project"), as more particularly depicted on Exhibits "A" and "B" to the Prime Lease. A copy of the Prime Lease is attached hereto as Exhibit A.

Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease such Premises, all on the terms hereinafter set forth.

1. **Definitions**. All capitalized terms used in this Sublease and not specifically defined in the text shall have the meanings given to them in the Prime Lease.

2. **Sublease of the Premises; License / Sale of FF&E.** Subject to the consent of Prime Landlord, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, all of the Premises under the Prime Lease (the "Subleased Premises"). Sublandlord also hereby grants to Subtenant the use of the common areas within the Project, as well as parking areas located in the Project for Subtenant's employees and/or invitees, to the extent granted to Sublandlord under (and in the locations shown in) the Prime Lease. In addition, effective as of the Sublease Commencement Date (hereinafter defined), Sublandlord hereby licenses to Subtenant, without warranty of any kind, the right to use during the Term (hereinafter defined), at no additional charge, those items described on Schedule A attached hereto (the "FF&E"). Upon the end of the Term, the Subtenant shall have the right to purchase the furniture for nominal consideration of $2,500.00 from Sublandlord via a Bill of Sale upon request. Any furniture not desired to be purchased and/or to remain in the Premises as indicated by the Subtenant, shall be removed at Sublandlord's sole cost and expense. All personal property, Signing Day signage, and the two (2) call booths shall be removed prior to Subtenant occupancy and Sublandlord shall repair any damage caused by such removal including but not limited to touch-up paint from the removal of any company specific decals or signage.

3. **Use of Subleased Premises**. The Subleased Premises shall be used only for general office purposes and related accessory uses, in accordance with all applicable laws, now or hereafter in effect (collectively, "Applicable Laws"); provided, however, that Subtenant shall not use or permit the use of the Subleased Premises in any manner that is inconsistent with the Prime Lease.

4. Term.

4.1 Term. The term of this Sublease (the “Term”) shall commence on the later of (i) January 1, 2022, or (ii) the date Prime Landlord executes a separate Landlord’s Consent to Sublease in form acceptable to Prime Landlord and Subtenant (the “Sublease Commencement Date”) and shall end without the necessity of any notice from either party on May 31, 2023 - which date Sublandlord represents and warrants coincides with the expiration of the Prime Lease. Sublandlord shall have no obligation to exercise any option under the Prime Lease to extend the term of the Prime Lease in order to preserve the right to extend the Term. Subtenant shall be granted early occupancy to the Premises at mutually agreed upon times for the purpose of planning and installing furniture, fixtures, equipment and IT infrastructure and during such periods, make all reasonable efforts not to interfere with Sublandlord’s s conducting of its business in the Subleased Premises. Notwithstanding the foregoing, if Subtenant is unable to beneficially occupy the Sublease Premises within One Hundred Twenty (120) Days after Sublease execution, Subtenant shall have the unilateral right to terminate this Sublease by written notice without any further obligation to the Sublandlord and Sublandlord shall return all deposited sums to the Subtenant within a reasonable period.

4.2 Condition of Subleased Premises. The Subleased Premises shall be delivered to Subtenant on the Sublease Commencement Date in their current “AS-IS” condition without any improvements or alterations whatsoever; provided, however, Sublandlord, at Sublandlord’s sole cost and expense, shall (i) have Flooring decal signage removed, and (ii) have vacated the Subleased Premises, leaving only the FF&E; and, further provided, however, Sublandlord represents that, to the best of its knowledge, the HVAC, mechanical, plumbing and electrical systems serving the Subleased Premises are in good working order and condition as of the date of this Agreement. Subtenant hereby acknowledges, represents and warrants that (y) except as set forth in the preceding sentence, Sublandlord has made no representations and given no warranties whatsoever concerning the condition of the Subleased Premises and/or the Project (including, without limitation, the quality of construction thereof or the fitness thereof for Subtenant’s intended purposes), and (z) Subtenant has had a full and complete opportunity to examine the condition and suitability of the Subleased Premises.

5. Rent.

5.1 In consideration for this Sublease, commencing on the Sublease Commencement Date (unless otherwise stated), Subtenant agrees to pay Sublandlord the following fixed monthly rent and additional rent (hereinafter collectively referred to as “Rent”):

(a) monthly fixed rent (“Fixed Rent” or “Base Rent”) in accordance with the following schedule:

Period	Yearly PSF	Monthly
January 1, 2022, thru May 31, 2023	$29.50	$9,894.

(b) any costs or expenses for goods, services or utilities in excess of those which Sublandlord is entitled to require from Prime Landlord (or Sublandlord is required to pay for directly) pursuant to the Prime Lease, including, without limitation, those goods, services or utilities which are directly attributable to Subtenant’s use or occupancy of the Subleased Premises.

(c) any sums which Subtenant becomes obligated to pay as a result of Subtenant’s failure to comply with any of the terms and provisions of this Sublease.

(d) transaction privilege, sales or other similar taxes imposed upon the Rent collected by Sublandlord hereunder; and

(e) taxes, if any, imposed upon or attributable to Subtenant’s personal property located in or about the Subleased Premises or any leasehold improvements installed in the Subleased Premises by or on behalf of Subtenant during the Term.

Notwithstanding anything herein to the contrary, Subtenant shall not be responsible for any Operating Expenses due and payable by Sublandlord under the Prime Lease or for any Excess Operating Costs or Excess Taxes (as defined in 4.2.1 and 4.2.3 in the Prime Lease).

5.2 Time for Payment. Rent due under Subparagraph 5.1(a) hereof shall be payable in advance on the last business day of the month prior to the calendar month to which it applies without setoff, notice or demand. Monthly fixed rent for any partial calendar month of the Term shall be pro-rated on a per diem basis for each such partial month. All Rent shall be payable in United States Dollars to Sublandlord via electronic funds transfer pursuant to separate instructions provided by Sublandlord, or such other method as Sublandlord may designate in writing with reasonable prior written notice.

6. Utilities and Services.

(a) Subtenant Utilities. Subtenant shall be responsible for the payment of all utilities, including, without limitation, telecommunications and cable supplied to and used in the Subleased Premises (collectively, “Subtenant Utilities”). Subtenant Utilities shall be payable (i) directly to the utility service provider, to the extent that any such Subtenant Utilities are separately metered, and (ii) directly to Sublandlord within five (5) days after Sublandlord’s delivery to Subtenant of an invoice therefore, to the extent that any such Utilities are not separately metered and Prime Landlord has billed Sublandlord for such amount pursuant to the Prime Lease.

(b) Project Services. At Subtenant’s request, Sublandlord shall use commercially reasonable efforts to cause Prime Landlord to furnish to the Subleased Premises services that are provided by Prime Landlord under the Prime Lease on an as-needed basis. Subtenant shall pay to Sublandlord as additional Rent all such amounts billed to Sublandlord by Prime Landlord on account of such services. Prime Landlord’s bills to Sublandlord for such services shall be conclusive and Sublandlord shall have no obligation to contest any such bills.

(c) Interruption in Utilities. Sublandlord shall not be liable for damages or otherwise for failure or interruption of any services or utilities or unavailability of access to the Project, nor shall the same be construed either as an eviction of Subtenant, or result in an abatement of Rent when such failure is caused by acts of God, terrorism, strikes, lack of materials, governmental restrictions, war, casualty or other similar causes beyond Sublandlord’s or Prime Landlord’s reasonable control (collectively, “Force Majeure Events”); provided, however, that Subtenant shall be entitled to an abatement of Rent to the extent (i.e., calculated on a pro rata basis) Sublandlord receives an abatement of rent under the Prime Lease for any such failure or interruption.

7. Prime Lease.

(a) This Sublease is expressly subject and subordinate to all of the terms and conditions of the Prime Lease. Subtenant agrees to observe and perform all of the terms and conditions imposed upon Sublandlord as “Tenant” under the Prime Lease with respect to the Subleased Premises, except with regard to the payment of Rent which shall be governed solely by this Sublease. Sublandlord shall have all rights, privileges, options, reservations and remedies with respect to this Sublease, the Subleased Premises, and Subtenant, to the same extent granted or allowed to or held by Prime Landlord under the Prime Lease with respect to the Prime Lease, the Premises and the Subleased Premises. If any provision of this Sublease conflicts with the provisions of the Prime Lease, this Sublease shall govern as between Sublandlord and Subtenant. Subtenant acknowledges receipt of a copy of the Prime Lease.

(b) Sublandlord shall not be liable to Subtenant for any default by Prime Landlord under the Prime Lease; provided, however, that Sublandlord shall take all commercially reasonable actions against Prime Landlord to enforce the provisions of the Prime Lease with respect to the Subleased Premises. If for any reason the Prime Lease is terminated by Prime Landlord prior to the expiration of the term of this Sublease, this Sublease shall likewise terminate simultaneously and Subtenant shall have no right or cause of action against Prime Landlord or, unless such termination results from a breach by Sublandlord of its obligations under this Sublease, against Sublandlord by reason of such termination.

(c) Subtenant agrees not to do or commit any act which would constitute an “Event of Default” as defined in the Prime Lease and agrees to indemnify, defend and save Sublandlord harmless from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys’ fees, arising out of or in connection with any act or failure to act by Subtenant which constitutes an Event of Default beyond applicable cure and notice periods under the Prime Lease.

(d) Sublandlord hereby represents and warrants to Subtenant that the Prime Lease is in full force and effect, and that to Sublandlord’s knowledge neither Prime Landlord nor Sublandlord is in default thereunder as of the date hereof, and that to Sublandlord’s knowledge no event has occurred which, with notice, the passage of time or both, would constitute a default by Sublandlord or Prime Landlord thereunder.

(e) Subtenant acknowledges that this Sublease and the respective rights and obligations of the parties hereto is subject to and conditioned upon the written approval hereof by the Prime Landlord.

(f) Subject to and conditioned upon Subtenant remaining in compliance with the terms of this Sublease, Sublandlord shall timely pay and perform all obligations of the “Tenant” under the Prime Lease to the extent the same are not being paid or performed directly by Subtenant. Sublandlord acknowledges that notwithstanding the sublease of the Subleased Premises, Sublandlord shall remain liable for all terms, conditions and obligations of the Tenant under said Prime Lease.

(g) For minor items relating to Subtenant’s occupancy of the Subleased Premises and beneficial use of the common areas and building facilities, Subtenant shall have the right to contact the Property Manager directly as if Subtenant was the Tenant under the Prime Lease, but at no point shall any requests be made without the prior approval of Sublandlord if such requests would materially change the terms of this Sublease or any items affecting Sublandlord under the Prime Lease.

8. Alterations.

8.1 Restriction on Alterations. During the Term, Subtenant shall not make any material improvements or alterations to the Premises (the “Work”) without in each instance submitting plans and specifications for the Work to Sublandlord and Prime Landlord and obtaining Sublandlord and Prime Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed by Sublandlord.

8.2 Removal and Surrender of Alterations. All Alterations which are attached to or built into the Subleased Premises by Subtenant shall, at the end of the Term, become the property of Sublandlord (subject to the terms of the Prime Lease), without payment therefor by Sublandlord, immediately upon their completion, and shall be surrendered with the Subleased Premises. Any moveable furniture, equipment and other personal property of Subtenant installed by Subtenant and used in the conduct of Subtenant’s trade or business (rather than to service the Subleased Premises or the Project generally) shall remain Subtenant’s property and shall be removed by Subtenant at the end of the Term.

9. Maintenance and Repairs. Subtenant shall, at Subtenant’s sole expense, keep, maintain and repair the Subleased Premises and every part thereof to the same extent and to the same degree as Sublandlord is obligated under the Prime Lease.

10. Insurance; Waiver of Subrogation. Subtenant, at its own expense, shall obtain and continue in force commercial general liability insurance in amounts of $1,000,000 per occurrence in primary coverage, with an additional $3,000,000 in umbrella coverage, in each case naming both Sublandlord and Prime Landlord (and such other persons or entities as directed by Prime Landlord) as additional insureds.

11. Damage or Destruction. Following a fire or other casualty event involving the Subleased Premises, Subtenant shall have all rights with respect to this Sublease, the Subleased Premises, and Sublandlord that Sublandlord has with respect to the Prime Lease, the Premises and Prime Landlord under Article 15 of the Prime Lease.

12. Eminent Domain. Following a condemnation, taking or other similar event involving the Subleased Premises or the Project, Subtenant shall have all rights with respect to this Sublease, the Subleased Premises, and Sublandlord that Sublandlord has with respect to the Prime Lease, the Premises and Prime Landlord under Article 14 of the Prime Lease.

13. Assignment and Subletting. Notwithstanding any rights or privileges of Sublandlord to assign the Prime Lease or sublet all or any portion of the Premises, Subtenant acknowledges and agrees that Subtenant shall have no right to assign this Sublease or to sublet all or any portion of the Subleased Premises without the written consent of both Sublandlord and Prime Landlord, which consent may be granted, conditioned or withheld by Sublandlord in its reasonable discretion and by Prime Landlord as set forth in the Prime Lease.

14. Sublandlord’s Right of Entry. Sublandlord and its agents shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Subtenant as reasonably practicable, to enter the Subleased Premises for the following purposes: (a) inspecting the physical condition of the Subleased Premises; and (b) performing all obligations of the “Tenant” under the Prime Lease. Except for emergencies (those circumstances in which life or property is in imminent peril) and for the furnishing of janitorial services, Sublandlord will give Subtenant reasonable advance notice (which may be oral) prior to any entry, and Subtenant shall have the right to have one of its employees accompany Sublandlord or its agent or representative, as the case may be. No such entry shall be construed under any circumstances as a forcible or unlawful entry into the Subleased Premises, or an eviction of Subtenant. Subtenant hereby waives any claim against Sublandlord or its agents or representatives for damages for any injury or inconvenience to or interference with Subtenant’s business or quiet enjoyment of the Subleased Premises, with the exception of any physical damage to the Subleased Premises or Subtenant’s Property or personal injury caused to any of Subtenants employees or visitors resulting from such entry. Subtenant acknowledges that Prime Landlord shall also have the right to enter the Sublease Premises for the purposes and subject to the limitations set forth in the Prime Lease, including as set forth in Article

23.1 thereof.

15. Indemnification and Waiver.

15.1 Indemnity. Subtenant shall indemnify, protect, defend and hold harmless, Sublandlord, and its officers, directors, partners, agents, attorneys and employees (collectively, “Sublandlord Indemnified Parties”), from and against any and all claims, suits, demands, liability, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Indemnified Claims”), arising from or in connection with Subtenant’s use or alteration of the Subleased Premises or from any activity performed or authorized by Subtenant in or about the Subleased Premises or any part of the Project during the Term or arising from any other negligence or willful misconduct of Subtenant or any of its licensees or invitees. If any action or proceeding is brought against any of the Sublandlord Indemnified Parties in connection with any Indemnified Claims, Subtenant, upon notice from Sublandlord, shall defend the same at Subtenant’s expense with counsel approved by Sublandlord, which approval shall not be unreasonably withheld. Subtenant’s indemnity obligation as aforesaid shall not be limited or affected by the provisions of any worker’s compensation acts, disability benefits acts, or other employee benefits acts or similar acts or statutes. Subtenant’s obligations under this Section shall survive the expiration or earlier termination of this Sublease.

Sublandlord shall indemnify, protect, defend and hold harmless Subtenant and its shareholders, managers, members, officers, directors, partners, agents, attorneys and employees (collectively, “Subtenant Indemnified Parties”), from and against any and all claims, suits, demands, liability, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Subtenant Indemnified Claims”), arising from or in connection with Sublandlord’s use or alteration of the Subleased Premises or from any activity performed or authorized by Sublandlord in or about the Subleased Premises or any part of the Project before or during the Term or arising from any other negligence or willful misconduct of Sublandlord or any of its agents, licensees or invitees. If any action or proceeding is brought against any of the Subtenant Indemnified Parties in connection with any Subtenant Indemnified Claims, Sublandlord, upon notice from Subtenant, shall defend the same at Sublandlord’s expense with counsel approved by Subtenant, which approval shall not be unreasonably withheld. Sublandlord’s indemnity obligation as aforesaid shall not be limited or affected by the provisions of any worker’s compensation acts, disability benefits acts, or other employee benefits acts or similar acts or statutes. Sublandlord’s obligations under this Section shall survive the expiration or earlier termination of this Sublease. Further, Sublandlord agrees not to do or commit any act which would constitute an “Event of Default” as defined in the Prime Lease and agrees to indemnify, defend and save the Subtenant Indemnified Parties harmless from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys’ fees, arising out of or in connection with any act or failure to act by Sublandlord which constitutes an Event of Default under the Prime Lease. The obligations of Sublandlord under this Section 15.1 shall survive the expiration or termination of this Sublease.

15.2 Waiver. As a material part of the consideration to Sublandlord for entering into this Sublease, Subtenant hereby assumes all risk of and releases, discharges and holds harmless Sublandlord from and against any and all liability to Subtenant for damage to property or injury to persons in, upon or about the Subleased Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Sublandlord. Sublandlord shall not be liable to Subtenant for any injury to any person in or about the Subleased Premises or damage to the Subleased Premises or for any loss, damage or injury to any property of Subtenant therein or by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes, including without limitation, water, steam and refrigeration lines, sprinklers, tanks, drains, drinking fountains or similar cause in, about or upon the Subleased Premises or any other portion of the Project unless such loss, damage or injury is caused by the negligence or willful misconduct of Sublandlord.

16. Surrender of Subleased Premises and Removal of Property.

16.1 Surrender of Subleased Premises. Upon the expiration of the Term or upon any earlier termination hereof, Subtenant shall quit and surrender possession of the Subleased Premises (including any fixtures or other improvements owned by Sublandlord) to Sublandlord in broom- clean condition and in as good order and condition as the Subleased Premises are on the Sublease Commencement Date or thereafter may be improved by Sublandlord or Subtenant, reasonable wear and tear, damage by casualty and repairs which are Sublandlord’s or Prime Landlord’s obligation excepted. Subtenant shall, without expense to Sublandlord, remove from the Subleased Premises all of Subtenant’s property (including the FF&E if at the end of the Sublease Term, provided Subtenant elects to purchase the FF&E pursuant to this Sublease), all Alterations directed to be removed by Prime Landlord and Subtenant shall repair all damage to the Subleased Premises and/or the Project resulting from such removal.

16.2 Disposal of Property. Upon the expiration (or sooner termination) of the Term, if any of Subtenant’s property is not removed by Subtenant upon the expiration of the Term of this Sublease, or within five (5) days after a termination by reason of Subtenant’s default beyond applicable cure and notice periods, Subtenant’s Property shall be considered abandoned and Sublandlord may remove it and dispose of it in any manner or store it in a public warehouse or elsewhere for the account of, and at the expense and risk of, Subtenant. After thirty (30) days, Sublandlord may sell any or all of such property at public or private sale, in such manner and at such places as Sublandlord, in its sole discretion, may deem proper, without notice to or demand upon Subtenant. Sublandlord shall apply the proceeds of such sale, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Sublandlord from Subtenant under any of the terms of this Sublease; and fourth, the balance, if any, to Subtenant.

17. Holding Over. If Subtenant holds over after the expiration of the Term, such tenancy shall be from month-to-month only, and not a renewal or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Subtenant shall pay as fixed monthly rent during any holding over period, an amount equal the amount reflected in the Prime Lease (defined in paragraph 22); further, provided, however, that nothing in this Paragraph 17 shall be construed as a consent by Sublandlord to any holding over by Subtenant and Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Subtenant and/or collect damages in connection with such holding over (including, without limitation, any expenses incurred by Sublandlord and/or damages sought by Prime Landlord as a result of such holdover).

18. Defaults and Remedies.

18.1 Defaults by Subtenant. The occurrence of any of the following shall constitute a material default and breach of this Sublease by Subtenant (each, an “Event of Default”):

(a) If Subtenant fails to pay the Rent or make any other payment required to be made by Subtenant under this Sublease as and when due and such failure continues for five (5) days after written notice thereof by Sublandlord to Subtenant; provided, however, that said written notice shall not be required with respect to the second or subsequent failure by Subtenant to timely pay any such Rent in any twelve (12) consecutive month period.

(b) If Subtenant enters into any Assignment or Sublease in violation of the terms of this Sublease.

(c) If Subtenant fails to observe or perform any other provision of this Sublease to be observed or performed by Subtenant, and such failure continues for thirty (30) days after written notice thereof by Sublandlord to Subtenant; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such 30-day period, Subtenant shall not be deemed to be in default if Subtenant shall within such period commence such cure and thereafter diligently prosecute the same to completion, but in no event shall such cure period exceed ninety (90) days; provided, however, that if Subtenant defaults in the performance of the same covenant or agreement more than two (2) times during any 12 month period, then notwithstanding that such defaults have each been cured by Subtenant, any further defaults shall be deemed an Event of Default without the ability to cure; and/or

(d) If any action is taken by or against Subtenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Subtenant (unless, in the case of a petition filed against Subtenant, the same is dismissed within ninety (90) days); if Subtenant makes any general assignment for the benefit of creditors; if a trustee or receiver is appointed to take possession of all or any portion of Subtenant’s assets located at the Subleased Premises or of Subtenant’s interest in this Sublease, where possession is not restored to Subtenant within sixty (60) days; or if all or any portion of Subtenant’s assets located at the Subleased Premises or of Subtenant’s interest in this Sublease is attached, executed upon, or otherwise judicially seized and such seizure is not discharged within sixty (60) days.

18.2 Sublandlord’s Remedies. If there shall occur an Event of Default, Sublandlord shall have and may exercise all remedies available to Landlord under the Prime Lease and all remedies otherwise available to Sublandlord at law or in equity or under any statute or ordinance. Without limitation of the foregoing, Sublandlord may at its option:

(a) Termination. Terminate this Sublease by giving written notice thereof and, upon the giving of such notice, this Sublease and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice were the date fixed for the expiration of the Term, and all rights of Subtenant hereunder shall expire and terminate, but Subtenant shall remain liable as hereinafter provided; and/or

(b) Recovery of possession; reletting. Whether or not this Sublease has been terminated as herein provided, re-enter and repossess the Subleased Premises or any part thereof by summary proceedings, ejectment or other judicial process, and Sublandlord shall have the right to remove all persons and property therefrom. Sublandlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Subleased Premises by Sublandlord shall be construed as an election on Sublandlord’s part to terminate this Sublease or to accept a surrender thereof unless a written notice of such intention be given to Subtenant or unless the termination of this Sublease be decreed by a court of competent jurisdiction. Sublandlord shall use commercially reasonable efforts to mitigate damages; provided, however, that Sublandlord shall not be required to accept any subtenant offered by Subtenant or observe any instruction given by Subtenant about such re-letting. For the purpose of such reletting, Sublandlord may decorate or make repairs, changes, alterations or additions in or to the Subleased Premises or any part thereof to the extent deemed by Sublandlord desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Subtenant as Rent hereunder, as well as any reasonable brokerage and legal fees expended by Sublandlord. Sublandlord reserves the right to terminate this Sublease at any time after taking possession of the Subleased Premises as aforesaid. Neither termination nor repossession and reletting shall relieve Subtenant of its obligations hereunder, all of which shall survive such termination, repossession or reletting. Subtenant agrees that Sublandlord may file suit to recover any sums falling due under the terms of this Paragraph from time to time and that no suit or recovery of any portion due Sublandlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Sublandlord; and/or

(c) Attorney’s Fees. Sublandlord may include as an item of Rent its reasonable attorney’s fees and costs in enforcing its rights hereunder.

18.3 Waivers by Subtenant. In the event of a termination of this Sublease as a result of an Event of Default, Subtenant hereby waives all right to recover or regain possession of the Subleased Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, and without limitation of or by the foregoing, Subtenant waives all right to reinstate or redeem this Sublease notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect, and Subtenant waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force or effect.

18.4 Right of Sublandlord to Injunction; Remedies Cumulative. Upon any actual Event of Default or any Event of Default threatened in writing by Subtenant, Sublandlord shall have the right of injunction to restrain the same. The rights and remedies given to Sublandlord in this Sublease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Sublandlord, shall be deemed to be in exclusion of any of the others.

18.5 Waiver of Jury Trial. Sublandlord and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the otheron any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Subleased Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, ordinance or otherwise.

19. Security Deposit. Contemporaneously with the execution of this Sublease, Subtenant shall pay to Sublandlord a security deposit in the amount of $9,894.00 (the “Sublease Security Deposit”).

If Subtenant shall default in respect of any of the terms, provisions, covenants or conditions of this Sublease, including but not limited to the payment of Rent or any other sum due hereunder, Sublandlord may use, apply or retain the whole or any part of such Sublease Security Deposit for the payment of any Rent or any other sum in default or for any other sum which Sublandlord may spend or be required to spend by reason of Subtenant’s default, but such Sublease Security Deposit shall in no event be construed as liquidated damages. If Sublandlord uses all or any portion of the Sublease Security Deposit as herein provided, within ten (10) days after written demand from Sublandlord to Subtenant, and with itemized justification detailing the reasoning for such use of any Sublease Security Deposit sums, Subtenant shall deposit with Sublandlord cash in an amount equal to that portion of the Sublease Security Deposit used by Sublandlord. Should Subtenant faithfully and fully comply with all the terms, provisions, covenants and conditions of this Sublease, the Sublease Security Deposit or any balance thereof shall be returned to Subtenant or, at the option of Sublandlord, to the last assignee of Subtenant’s interest in this Sublease within thirty (30) days after the expiration of the term hereof. Sublandlord shall not be required to segregate the Sublease Security Deposit from Sublandlord’s general accounts, and Subtenant shall not be entitled to any interest on the Sublease Security Deposit.

20. Covenant Against Liens. Subtenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Subtenant, operation of law or otherwise, to attach to or be placed upon the Project or on Subtenant’s subleasehold hereunder. Subtenant further agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project or any portion thereof, with respect to work or services performed for, or materials furnished to Subtenant or the Subleased Premises during the Term. Subtenant agrees to cause any such lien to be released and removed of record within thirty (30) days after Subtenant’s receipt of notice of the filing thereof, at Subtenant’s expense. Notwithstanding anything otherwise provided herein, if such lien is not released of record or bonded as provided in the Prime Lease within ten (10) days after the filing thereof, Prime Landlord shall have all rights and remedies with respect thereto set forth in Section 8.4 of the Prime Lease.

21. Late Charges; Default Rate. If Subtenant is more than five (5) business days late in paying any amount of Rent due under this Sublease, Subtenant shall pay Sublandlord a late charge equal to five percent (5%) of each delinquent amount of Rent and any subsequent delinquent amount of Rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such late charge shall be paid to Sublandlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Subtenant under this Sublease. Any payment due from Subtenant to Sublandlord shall bear interest from the date due until paid, at an annual rate (the “Default Rate”) as determined in accordance with Section 5 of the Prime Lease. The parties further agree that the payment of late charges and the payment of interest provided for in this paragraph are distinct and separate from one another in that the payment of interest is to compensate Sublandlord for the use of Sublandlord’s money by Subtenant, while the payment of a late charge is to compensate Sublandlord for the additional administrative expense incurred by Sublandlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

22. Quiet Enjoyment. So long as no Event of Default shall occur and be continuing beyond applicable cure and notice periods, Subtenant shall lawfully and quietly hold, occupy and enjoy the Subleased Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Sublandlord, subject, however, to the terms and conditions of this Sublease and the Prime Lease.

23. Brokers. Sublandlord and Subtenant each warrant to the other that it has not had any contact or dealings with any real estate broker or other intermediary, other than Kidder Matthews (Michelle Gardner) and Keyser (Matthew Cummings and Noah Barrasso) (collectively, the “Brokers”), which would give rise to the payment of any fee or brokerage commission in connection with this Sublease. Sublandlord and Subtenant shall each indemnify the other from and against any loss, liability or damage (including reasonable counsel fees and costs) with respect to any fee or brokerage commission which may be claimed by any broker, finder or similar party, other than the Brokers, arising out of any act or omission of the indemnifying party. Sublandlord shall pay the Brokers a commission pursuant to the terms of a separate written agreement.

24. General Provisions.

24.1 No Waiver. The waiver by either party of any breach of any provision contained in this Sublease, or the failure of either party to insist on strict performance by the other, shall not be deemed to be a waiver of such provision as to any subsequent breach thereof or of any other provision contained in this Sublease. The acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any breach or default by Subtenant regardless of Sublandlord’s knowledge of such breach or default at the time of acceptance of Rent.

24.2 Sublandlord’s Right to Perform. If Subtenant fails to perform any act required to be performed by Subtenant, Sublandlord may, after giving any notice and allowing any grace period required by Paragraph 18 (“Defaults and Remedies”), without obligation, and without waiving or releasing Subtenant from any default or obligations of Subtenant, make any such payment or perform any other act which Subtenant should have performed. All sums so paid by Sublandlord and all reasonable costs incurred by Sublandlord in making such payment or performing such other act or obligation and/or in enforcing this Sublease, including reasonable attorneys’ fees, together with interest thereon at the Default Rate, shall be payable to Sublandlord on demand and Subtenant agrees to pay any such sums, and Sublandlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Subtenant as in the case of default by Subtenant in the payment of Rent.

24.3 Terms; Headings. The words “Sublandlord” and “Subtenant” as used herein shall include the plural, as well as the singular. The headings or titles of this Sublease shall have no effect upon the construction or interpretation of any part hereof.

24.4 Entire Agreement. This Sublease constitutes the entire and exclusive agreement between Sublandlord and Subtenant with respect to the Subleased Premises. This Sublease may be amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. Sublandlord and Subtenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Subleased Premises are merged into and superseded by this instrument.

24.5 Successors and Assigns. Subject to the provisions of Paragraph 13 relating to Assignment and Sublease, this Sublease is intended to and does bind the successors and assigns of any and all of the parties hereto.

24.6 Notices. All notices, consents, requests, demands and other communications (collectively “notices”) which Sublandlord or Subtenant are required or desire to deliver to the other shall be in writing and shall be sent by (i) certified or registered U.S. mail, return receipt requested, or by a reputable commercial overnight courier service (such as, but not limited to, Federal Express), or (ii) email, in either case to the appropriate address indicated below, or at such other place or places as either Sublandlord or Subtenant may, from time to time, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given at the time of receipt or rejection as applicable. Notices sent via email shall also be sent as provided in clause (i) above unless receipt thereof is confirmed by the party to whom the notice is sent. Any notice to Subtenant or Sublandlord shall be addressed as follows:

To Sublandlord:	Signing Day Sports, LLC
9112 E. Verde Grove View Suite 200
Scottsdale, AZ 85255
Attn: John Dorsey, CEO
Email: john@signingdaysports.com

To Subtenant:	Exact Payments CoOp, LLC
4250 N. Drinkwater Blvd., Suite 300
Scottsdale, AZ 85251 Attn: Michael Marks
Email: mmarks@exactpay.com

24.7 Severability. If any provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining provisions of this Sublease shall not be affected thereby and each of said provisions shall be valid and enforceable to the fullest extent permitted by law.

24.8 Time of Essence. Time is of the essence of this Sublease and each provision hereof in which time of performance is established.

24.9 Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Arizona.

24.10 Attorneys’ Fees. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation.

24.11 Force Majeure. Neither party shall be liable for any failure to comply or delay in complying with its obligations hereunder (other than the obligation to pay sums of money) if such failure or delay is due to Force Majeure Events. Sublandlord shall not be obliged to settle any strike to avoid a Force Majeure Event from continuing.

24.12 Applicable Laws. At its sole cost and expense, Subtenant shall promptly comply with all requirements of Applicable Laws, (other than making structural changes), relating to or arising out of the use, occupancy, repair or alteration of the Subleased Premises. Any and all such work by Subtenant shall be subject to the applicable terms of the Prime Lease.

24.13 Estoppel Certificates. Subtenant shall, without charge, at any time and from time to time hereafter, within 10 days after written request by Sublandlord, certify to any party specified in such request: (a) whether this Sublease has been amended, and, if so, the substance and manner of such amendment; (b) the validity and force and effect of this Sublease; (c) to Subtenant’s knowledge, the existence of any default hereunder; (d) the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) the commencement and expiration dates of the Term and the date to which Rent has been paid; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other party to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on Subtenant.

24.14 Counterparts; Electronic Delivery. This Sublease may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. The parties agree that electronic copies (whether sent by facsimile or as email attachments) shall be acceptable as originals.

24.15 Parking. It has been acknowledged by Sublandlord and Subtenant that the Master Lease has a typo on parking, and Subtenant shall have Reserved spaces at $75/month and Unreserved spaces at $55/month. Subtenant retains the right to convert additional reserves if required per the specifications of Exhibit G of the Master Lease.

[Remainder of Page Intentionally Blank; Signature Page Follows Immediately]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

SIGNING DAY SPORTS, LLC, an Arizona limited liability company		EXACT PAYMENTS OPCO, LLC, a Delaware limited liability company

By:	/s/ John Dorsey	By:	/s/ Michael Marks
	John Dorsey,		Michael Marks, VP of Finance

[Signature Page to Sublease]

SCHEDULE A

(List of FF&E)

EXHIBIT A

(Copy of Prime Lease)